UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2019
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA		92691

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, The Ensign Group, Inc. (the “Company” or “Ensign”) announced the appointment of Christopher R. Christensen, currently president and chief executive officer of Ensign, as executive chairman of the Company and Barry R. Port, currently chief operating officer of Ensign Services, Inc., as chief executive officer of Ensign, with such appointments to be effective at Ensign’s 2019 annual shareholder meeting, which is expected to occur on May 30, 2019. In addition, Roy E. Christensen, currently serving as chairman, will continue to serve as a director as chairman emeritus.
In his new role as executive chairman, Mr. Christopher Christensen will shift his focus to strategic growth initiatives and new business ventures. Mr. Christopher Christensen will also serve as chairman of the Company’s board of directors.
Mr. Port has served as chief operating officer of Ensign Services since January 2013 and has led all of the Company’s skilled nursing operations across all geographies. Prior to that, Mr. Port spent ten years serving within the Ensign family of companies holding roles as an executive director of individual skilled nursing operations, a cluster leader and a market leader over all of the Company’s operations in Texas. In addition, the Company announced its intention to recommend an amendment of its charter, expanding the number of directors from seven to eight at its 2019 annual shareholder meeting. The board also intends to nominate Mr. Port to be elected to fill the newly created board seat, which would result in five independent directors and three non-independent directors.
Also effective May 30, 2019, Spencer Burton, president of Ensign’s Northwest-based portfolio company, Pennant Healthcare, Inc., will expand his responsibilities and assume the role of president and chief operating officer for Ensign. As president of Pennant Healthcare since October 2014, and as an operator since 2006, Mr. Burton has successfully operated skilled nursing facilities, developed leaders and directed the Company’s growth efforts across several states.
In addition, the Company announced that Suzanne Snapper, Ensign’s chief financial officer since August 2009 will be appointed chief financial officer and executive vice president, effective May 30, 2019. In addition to her role as chief financial officer, Ms. Snapper will continue to provide financial and operational leadership in a wide range of the Company’s businesses, including new business ventures.
Lastly, Chad Keetch, Ensign’s executive vice president since June 2014, will be appointed Ensign’s chief investment officer, executive vice president and secretary, effective May 30, 2019. Mr. Keetch will focus his efforts on business development, strategic growth, capital markets, and investor relations and will continue to play an important role in developing post-acute strategies, the Company’s real estate portfolio and other new ventures. Prior to his service as executive vice president, Mr. Keetch served as the company’s vice president of acquisitions and assistant secretary since March 2010.

Compensation in connection with each of these new roles has not yet been determined. There is no arrangement or understanding between Mr. Christensen, Mr. Port, Mr. Burton, Ms. Snapper or Mr. Keetch or any other person pursuant to which each was selected as an officer or director. Christopher Christensen is the son of Roy Christensen but there are no other family relationships among any other directors or executive officers. None of the appointed officers has or had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated February 21, 2019, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated February 21, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2019	THE ENSIGN GROUP, INC.
	By:	/s/ Chad A. Keetch
Chad A. Keetch
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated February 21, 2019